Phone: 800-213-0689 www.newenergytechnologiesinc.com	Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release
New Energy and City of Roanoke, VA to Debut MotionPower™ System for Generating Sustainable Electricity from Moving Cars at the Roanoke Civic Center

Company’s MotionPower™ System to Generate Sustainable Electricity by Capturing Kinetic Energy from Thousands of Vehicles Attending Civic Center Events and Converting it to Electrical Energy, Helping the City of Roanoke Go Greener One Car at a Time

Columbia, MD – October 20, 2011 – New Energy Technologies, Inc. (OTCQB: NENE) and the City of Roanoke, Virginia, today announced plans to jointly debut the Company’s latest MotionPower™-Express system, capable of generating sustainable electricity from moving vehicles.  This first-ever public demonstration of New Energy’s brand new roadway technology will be demonstrated at the Roanoke Civic Center in Virginia, a high-traffic volume entertainment, convention, and cultural complex, from 10 a.m. to 6 p.m. on Saturday, October 22, 2011.

“The City of Roanoke is continually adopting environmentally sound practices, including a wide range of efforts in areas such as: saving energy, reducing waste, preventing pollution, protecting landscapes and planning for sustainability,” said Ken Cronin, Director of General Services/Sustainability for the City of Roanoke.  “It is particularly exciting to be part of pioneering a novel technology that has the potential to dramatically impact how cities and towns across the nation further green their operations.”

“I want to express my sincere gratitude to the City of Roanoke and its officials who have helped make it possible for us to demonstrate MotionPower™-Express at the high-volume traffic Civic Center,” stated John Conklin, President and CEO of New Energy Technologies, Inc.  “As thousands of cars attending Civic Center events this weekend drive over our MotionPower™ system, similar to a rumble strip, they will generate clean electricity and provide important data to our engineers.  This information is the vital engineering link to rapidly developing our technology for commercial deployment.”

Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional residential or commercial electrical supplies used to power roadway signs, street and building lights, emergency power storage systems and other electronics, appliances and devices used in homes and businesses.

Today’s announcement marks the first in a number of scheduled events for New Energy’s MotionPower™ technologies, systems designed as roadway-based installations where vehicles are required to decelerate or stop. MotionPower™ assists vehicles in slowing down, and in the process of doing so, captures the slowing vehicle’s motion (kinetic) energy before it is otherwise lost as brake heat and friction, creatively converting this energy into ‘clean’, green electricity.

“The MotionPower™-Express will be on display in the entrance parking lanes at the Roanoke Civic Center, located at 710 Williamson Road NE,” said Robyn Schon, General Manager of the Roanoke Civic Center, managed by Global Spectrum, manager of nearly 100 public assembly venues around the world. “We encourage those attending events at the Center on Saturday to help Roanoke in its mission to implement green energy initiatives by driving through MotionPower-designated lanes.  There will also be alternate lanes available for those who wish to bypass the demonstration, and it will not interfere with those seeking to exit the grounds.”

MotionPower™-Express is suited for installation where vehicles are traveling faster than 15 mph and are slowing-down before stopping, including: parking lots, border crossings, exit ramps, neighborhoods with traffic calming zones, rest areas, toll booths, and travel plazas.

The prospect of generating sustainable electricity from moving vehicles is made possible through the use of novel mechanical and fluid-driven technologies unique to New Energy’s MotionPower™ systems, the subject of 18 new patent filings.

More than 250 million vehicles are registered in America and an estimated six billion miles are driven on our nation’s roads every day.  According to the U.S. Energy Information Administration nearly 70 percent of America’s electricity is generated by natural gas and coal.  The environmental impact of greenhouse gas emissions and the rising cost of those non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, requires the urgent need for creative, sustainable methods of generating electricity. The prospect of sustainably converting vehicle motion and deceleration (vehicle energy) into electricity represents significant positive environmental impact and alternative energy opportunities.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 18 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.